UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2006

COURTSIDE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32549	20-2521288
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 17th Floor, New York, New York 10019

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:    (212) 641-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 25, 2006, Courtside Acquisition Corp. (‘‘Company’’) entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of June 30, 2005 (the ‘‘Warrant Agreement’’) by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in the Company’s Prospectus, dated June 30, 2005, that if the Company is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would the Company be obligated to pay cash or other consideration to the holders of warrants or otherwise ‘‘net-cash settle’’ any warrant exercise.

On October 25, 2006, the Company entered into a similar clarification agreement with the holders of the unit purchase options issued in connection with the Company’s initial public offering.

Item 9.01.	Financial Statements and Exhibits

(c)    Exhibits:

Exhibit 4.1	Warrant Clarification Agreement, dated October 25, 2006, between the Company and Continental Stock Transfer & Trust Company.

Exhibit 4.2	Amendment to Unit Purchase Options, dated October 25, 2006, between the Company and the holders of Unit Purchase Options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2006	COURTSIDE ACQUISITION CORP.

By: /s/ Richard D. Goldstein
Name: Richard D. Goldstein
Title: Chairman and Chief Executive Officer